UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 30, 2013

Tengion, Inc.
(Exact name of registrant as specified in its charter)

001-34688
(Commission File Number)

Delaware	20-0214813
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

3929 Westpoint Blvd., Suite G
Winston-Salem, NC 27103
(Address of principal executive offices, with zip code)

(336) 722-5855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Consent and Amendment Agreement

On January 30, 2013, Tengion, Inc. (the “Company”) entered into a Second Consent and Amendment Agreement (the “Second Amendment”) with investors (the “Investors”) in the Company’s private placement completed on October 2, 2012 (the “October 2012 Financing”). Pursuant to the Second Amendment, the Investors agreed to extend the interest payments which were due on February 1, 2013 under the Consent and Amendment Agreement entered into by the Company and the Investors on December 31, 2012 (the “First Amendment”) relating to the convertible notes issued in the October 2012 Financing to February 15, 2013. The aggregate amount of the interest payments is $500,576.76, which amount will continue to accrue interest at the rate of ten percent (10%) per annum.

Additionally, the Second Amendment amends the registration rights agreement between the Company and the Investors entered into in connection with the October 2012 Financing, as amended by the First Amendment, to extend the deadline to register the shares underlying the convertible notes and warrants issued in the October 2012 Financing from January 30, 2013 to March 1, 2013, a date that is 150 days following the issuance of the convertible notes and warrants.

The foregoing description of the Second Amendment is qualified in its entirety by reference thereto, filed as Exhibit 10.1 to this current report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Second Consent and Amendment Agreement by and between Tengion, Inc. and the investors party thereto, dated January 30, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENGION, INC.

Date: February 4, 2013	By: /s/ A. Brian Davis
A. Brian Davis
Chief Financial Officer and Vice President, Finance